Exhibit 99.1

Draft: February 11, 2026

Risks Related to Our Business and Industry

We may not be able to raise additional funds for continued operations, to initiate our SpaceMobile Service and for the Ligado Transaction when we need them on favorable terms or at all.

We will need to raise significant additional capital for operating and capital expenditures to design, assemble and launch additional BB satellites beyond the currently funded constellation size and in order to enhance coverage and system capacity in response to incremental market demand.

We currently estimate the average capital costs, consisting of direct materials and launch costs, for a constellation of over 90 Block 2 BB satellites to be approximately $21.0 million to $23.0 million per satellite, with initial launches higher than that range and trending down over time as we optimize payloads and launch terms and evaluate a multitude of launch opportunities on an ongoing basis. These estimates exclude cost of certain initial satellites used to validate satellite performance and operations. We have entered into launch agreements with multiple launch service providers that will enable us to continue our planned launch campaign to launch over 60 Block 2 BB satellites. We have commenced our launch campaign with the launch of BB6 on December 23, 2025 and plan to launch approximately 45 to 60 Block 2 BB satellites by the end of 2026. While launch agreements for our satellites are critical in facilitating our ability to provide the SpaceMobile Service, these agreements and future agreements, once executed, increase our financial risks significantly.

We intend to seek to raise additional capital to fund the design, assembly and launch of our constellation and operation of the commercial services through the issuance of equity, equity-linked or debt securities (secured or unsecured), secured or unsecured loans or other debt facilities, and credit from government or financial institutions or commercial partners, including through our at-the-market programs. Our ability to access the capital markets during this period may require us to modify our current expectations.

In March 2025, our subsidiaries AST & Science, LLC (“AST LLC”) and Spectrum USA I, LLC (“SpectrumCo”) entered into agreements with Ligado Networks LLC under which we will receive long-term access to up to 45 MHz of lower mid-band spectrum in the United States for direct-to-device satellite applications (the “Ligado Transaction”). The agreements were entered into as part of the restructuring of Ligado LLC, which together with certain of its direct and indirect subsidiaries (together with Ligado Networks LLC, “Ligado”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court on January 5, 2025. The Bankruptcy Court approved the Ligado Transaction on June 23, 2025 and confirmed Ligado’s Chapter 11 plan on or about September 29, 2025.

Pursuant to the Ligado Transaction, we have agreed to pay Ligado additional consideration totaling $550.0 million in cash and, provided that Ligado’s Chapter 11 bankruptcy plan has been confirmed and the financial sponsors of Ligado provide a backstop to Ligado that is acceptable to the Company in support of a full refund of payments by Ligado in the event applicable regulatory approvals are not obtained and the closing does not occur (the “Backstop Commitment”), of such amount $535.0 million will be paid to Ligado for the benefit of Inmarsat as follows: $420.0 million on October 31, 2025, $100.0 million on March 31, 2026 and $15.0 million upon receipt of specified regulatory approvals and the closing of the Ligado Transaction. The remaining $15.0 million will be paid directly to Ligado upon closing of the Ligado Transaction. We have made the first $420.0 million payment to Ligado for the benefit of Inmarsat, which was required to be made by October 31, 2025. The Backstop Commitment has been memorialized in an amendment to Ligado’s debtor in possession financing arrangements and has been approved by the Bankruptcy Court. The funds under the $520 million Backstop Commitment will be available to be drawn by Ligado in the event the applicable regulatory approvals are not obtained in accordance with the definitive documents between us and Ligado, and is subject to the satisfaction of certain other limited conditions customary for funds certain financings. The proceeds of the Backstop Commitment can only be used to refund us for the amounts that we paid to Ligado for the benefit of Inmarsat prior to receipt of the applicable regulatory approvals.

In connection with the Ligado Transaction, BackstopCo, LLC, a subsidiary of AST LLC, entered into a loan agreement with UBS AG, Stamford Branch, as lender (the “UBS Loan Agreement”) on October 31, 2025, which provides for a cash collateralized term loan facility in an aggregate principal amount of $420.0 million, to finance the first $420.0 million payment to Ligado for the benefit of Inmarsat. Additionally, in connection with the Ligado Transaction, SpectrumCo entered into the $550 million Sound Point Credit Facility. The availability of the delayed-draw term loan under the Sound Point Credit Facility to SpectrumCo is subject to satisfaction of certain conditions, including, among others, receipt of regulatory approvals and the closing of the Ligado Transaction.

There can be no assurance that additional funds will be available to us on favorable terms or at all, including in connection with the Ligado Transaction. If we cannot raise additional funds when needed in the future, our financial condition, results of operations, business and prospects will be materially and adversely affected, including as a result of the need to cancel launch agreements and related incurrence of significant termination fees to cancel those launch agreements.

The proposed transaction with Ligado may not be consummated, and may be impacted by ongoing litigation.

On January 5, 2025, our subsidiary, AST LLC, entered into a binding agreement with Ligado with respect to the Ligado Transaction, under which we will receive long-term access to up to 45 MHz of lower mid-band spectrum in the United States and Canada for direct-to-device satellite operations and access to capacity on Ligado’s satellites.

Notwithstanding execution of the binding agreement and the approval of the Delaware bankruptcy court, there can be no assurance that the Ligado Transaction will be consummated. The Ligado Transaction is subject to a number of conditions, including satisfaction of the closing conditions contained in the definitive documentation and the receipt of satisfactory regulatory approvals required for the proposed use of the spectrum.

Our ability to obtain regulatory approval for the Ligado Transaction may also be impacted by pending litigation with Inmarsat Global Limited (“Inmarsat”). In June 2025 we entered into a settlement agreement with Ligado and Inmarsat (the “Mediated Agreement”), which was subsequently approved by the Delaware bankruptcy court and is binding on the parties to the Mediated Agreement. The Mediated Agreement provides, among other things, that Inmarsat will provide certain regulatory support for the Ligado Transaction. However, rather than perform its regulatory support obligations, Inmarsat filed an action in New York State Supreme Court (such action the “New York State Action”) in December 2025. In January 2026, we and Ligado filed motions before the Delaware bankruptcy court seeking to compel Inmarsat to perform its regulatory support obligations in accordance with the Mediated Agreement. In January 2026, the Delaware bankruptcy court granted our motion and Ligado’s motion and ordered Inmarsat to dismiss the New York State Action and to comply with its obligations under the Mediated Agreement, including by providing regulatory support before the Federal Communications Communication. Inmarsat has appealed the matter to the United States District Court for the District of Delaware. If the Delaware bankruptcy court’s ruling requiring Inmarsat to provide regulatory support is overturned on appeal, this could materially impair our ability to obtain regulatory approval for the Ligado Transaction.

We also have the right to terminate the Ligado Transaction if the resolution of certain Ligado litigation materially adversely impacts our use of Ligado’s L-band spectrum. Any failure to consummate the Ligado Transaction would have a material adverse effect on our business, financial condition and results of operations.

Acquisitions, investments, partnerships, joint ventures and other strategic transactions involve a number of inherent risks, any of which could result in the benefits anticipated not being realized.

We regularly evaluate and consider strategic transactions such as acquisitions, investments, partnerships, joint ventures and other growth strategies, some of which could be material to our business. However, there is no assurance that we will be able to consummate any such transactions, that any of these strategic transactions will be able to achieve results that meet our expectations or that business judgments concerning the value, strengths and weaknesses of businesses and assets acquired will prove to be correct. Also, we cannot be certain that we will be able to successfully identify suitable acquisition candidates, investments, or joint venture partners, negotiate acquisitions of identified candidates, investments, partnerships, strategic transactions or joint ventures on terms acceptable to us, obtain any regulatory approvals or consents necessary to consummate any such acquisitions, investments, partnerships, joint ventures or strategic transactions, or integrate acquisitions that we complete.

Our ability to deliver the expected benefits from any acquisitions, investments, joint ventures or other strategic transactions that we complete is subject to numerous uncertainties and risks, including our ability to integrate personnel, financial, supply chain, IT and other systems successfully; disruption of our business and distraction of management and other critical personnel; the need to hire additional management and other critical personnel; and increasing the scope and complexity of our operations. If an acquired business fails to operate as anticipated or cannot be successfully integrated with our existing business, or if an investment or joint venture fails to succeed as anticipated or any potential partner fails to perform as anticipated, it could have a material adverse effect on our business or financial condition. Moreover, the integration of businesses, investments, partnerships and joint venture arrangements may create complexity in our financial systems and internal controls and make them more difficult to manage. Such integration into our internal control system could cause us to fail to meet our financial reporting obligations. We will continue to analyze and evaluate the acquisition of strategic businesses, investments, partnerships, joint ventures and other strategic transactions with the potential to strengthen our position or enhance our business.

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In connection with any strategic transaction or acquisition, we may acquire or inherit liabilities or defects such as legal claims, including those not identified during due diligence, such as third-party liability and other tort claims; claims for breach of contract; employment-related claims; environmental, health and safety liabilities, conditions or damage; permitting, regulatory or other compliance with law issues; liability for hazardous materials; or trade liabilities. If we acquire any of these liabilities, and they are not adequately covered by insurance or an enforceable indemnity or similar agreement from a creditworthy counterparty or are otherwise mitigated, we may be responsible for significant out-of-pocket expenditures.

Any future strategic transaction or acquisition may be financed by, among other alternatives, incurring additional indebtedness, issuing debt securities in the public or private capital markets, or issuing additional equity securities or convertible debt securities. Incurring additional debt would increase our leverage and potentially subject us to restrictive covenants contained in the instruments governing the debt, while issuing additional equity could result in dilution to our existing shareholders. Incurring debt or issuing equity would also impact our ability to access capital in the future. There is also no assurance that we would be able to raise the capital necessary to consummate any strategic transaction or acquisition.

We face competition from existing and potential competitors in the telecommunications industry, including terrestrial and satellite-based network systems.

The mobile satellite services industry at-large is highly competitive, and we face substantial general competition from other service providers that offer a range of mobile and fixed communications options. There are also a number of competitors working to develop innovative solutions to compete in this industry.

We face competition from existing and new companies including SpaceX’s Starlink, which is developing satellite communications technology using LEO constellations to provide competitive services in the direct-to-device segment of the mobile satellite services industry. In addition, we face competition from existing service providers such as Inmarsat, Globalstar, ORBCOMM, Thuraya Telecommunications Co. and Iridium Communications that offer a range of mobile and fixed communications options.

We also will compete with regional mobile satellite communications services in several geographic markets. In these cases, the majority of our competitors’ customers require regional, not global, mobile voice and data services so competitors may present a viable alternative to the SpaceMobile Service. These regional competitors operate or plan to operate geostationary satellites. In some markets, we compete directly or indirectly with very small aperture terminal operators that offer communications services through private networks using very small aperture terminals or hybrid systems to target business users. We also compete indirectly with terrestrial wireline and wireless communications networks and to the extent that terrestrial communications companies invest in underdeveloped areas, we may face increased competition in those areas. Furthermore, some foreign competitors may benefit from government subsidies, or other protective measures, afforded by their home countries.

Some of these competitors, as well as other existing companies that may seek to enter the markets we serve, may have larger amounts of capital and other resources including launch capacity, have access to financing and capital resources on more advantageous terms, and provide more efficient products or services than we will be able to provide, any of which could reduce our market share and adversely affect our revenues and business.

We may not be able to launch our satellites, or operate our satellites after launch, successfully.

We rely on third parties to launch our satellites. If we fail to find third parties to launch our satellites or if the third parties fail to perform or delay their performance, the SpaceMobile Service may not be made operational in the anticipated timeframe or at all. There are a limited number of third parties with the capabilities to launch our satellites, some of which have launched services that could compete with the SpaceMobile Service and some of which only have a limited track record of being capable of launching our satellites. We do not presently have long-term contracts with third parties to launch all of the satellites which we intend to launch.

Also, we may not be able to operate our satellites successfully due to mechanical deployment failures after launch or problems occurring during the deployment once in space. In addition, we may not achieve the desired altitudes to operate our satellites which could result in a failure of our satellites to operate as planned.

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Our SpaceMobile Service is in development and may not be completed on time or at all and the costs associated with it may be greater than expected.

Costs of the design, assembly, integration, testing and launch of satellites and related components and ground infrastructure, as well as operating costs, are substantial. There can be no assurance that we will complete the SpaceMobile Service and related infrastructure, products and services on a timely basis, on budget or at all. Design, assembly and launch of satellite systems are highly complex and historically have been subject to frequent delays and cost over-runs. For example, the BW3 launch was delayed, the BW3 development costs exceeded initial estimates, BW3 testing took longer than expected, and the launch of Block 1 BB satellites and the first Block 2 BB satellite (“FM 1” or “BlueBird 6” or “BB 6”) were delayed. Development of the SpaceMobile Service, which is utilizing new technology, may continue to suffer from delays, interruptions or increased costs due to many factors, some of which may be beyond our control, including:

● the failure of the SpaceMobile Service to work as expected as a result of technological or manufacturing and assembling difficulties, design issues or other unforeseen matters;

● lower than anticipated demand and acceptance for the SpaceMobile Service and mobile satellite services in general;

● our inability to obtain capital in the public and private markets to finance the SpaceMobile Service and related infrastructure, products and services beyond the currently funded constellation size on acceptable terms or at all;

● engineering and/or manufacturing performance failing or falling below expected levels of output or efficiency;

● denial or delays in receipt of regulatory approvals or non-compliance with conditions imposed by regulatory authorities;

● the breakdown or failure of equipment or systems;

● the inability to reach commercially viable agreements with launch providers that can accommodate the technical specifications of our satellites, proposed orbits and resulting satellite coverage, and proposed launch timing;

● launch costs which may exceed our estimates;

● delay or non-performance by third-party contractors or suppliers;

● the inability to develop or license necessary technology on commercially reasonable terms or at all;

● launch delays or failures or deployment failures or in-orbit satellite failures, including collisions and destruction of one or more satellites once launched;

● the inability to reach commercially viable cooperative agreements to license spectrum with one or more MNOs;

● the inability to negotiate commercially viable agreements with mobile network operators relating to the SpaceMobile Service that would supersede memoranda of understanding;

● labor disputes or disruptions in labor productivity or the unavailability of skilled labor;

● increases in the costs of materials or services, including due to tariffs and inflation;

● changes in project scope;

● increased competition including competitors that may have more resources than we do;

● additional requirements imposed by changes in laws or regulations;

● geopolitical events, such as the outbreak of war or hostilities, as well as related sanctions and other trade restrictions;

● pandemics, epidemics or other global public health events; or

● severe weather or catastrophic events such as fires, earthquakes, storms (including space storms and adverse weather in space) or explosions.

If any of the above events occur, it could have a material adverse effect on our ability to continue to develop the SpaceMobile Service and related infrastructure, products and services, which would materially adversely affect our business, financial condition and results of operations.

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Our services are highly regulated.

Before we begin providing full commercial service in the United States, we will need a grant of the remaining aspects of our Modification Application. We expect that, if approved, the FCC will apply routine conditions that will govern our operations. However, we cannot be sure that additional regulatory approvals will be forthcoming or, if received, that they will be issued in a timely manner and on terms and conditions that will allow us to meet our business plan. We are also required to meet certain launch and operational milestones for our satellite constellation. If we do not meet those milestones, we risk losing access to some of our spectrum. To commence commercial service outside the United States, we will need to obtain additional approvals from the relevant non-U.S. regulatory authorities. If we are unable to obtain such regulatory approvals, we would not be able to operate in those jurisdictions. Additionally, government regulators, including the FCC, may adopt expansive views of the scope of their regulatory authority and impose additional regulatory requirements on us. Government regulators may also decide to reallocate spectrum for other uses, making our access to the spectrum more difficult.

We will rely on MNOs and require regulatory approvals to access the spectrum we need to provide SCS service.

Our NGSO satellite constellation is designed to deliver service over spectrum allocated for satellite use and spectrum allocated for terrestrial use. The FCC and regulators in each country where we plan to offer service will need to approve our use of the spectrum. Obtaining such approval may involve asking for waivers of certain regulatory rules or requirements or spectrum allocations. For spectrum allocated for terrestrial use, we will also need to reach commercial agreements with mobile network operators (“MNOs”) under which they will agree to provide us with access to their spectrum on suitable terms and conditions. In addition, although we have entered into agreements with MNOs including, but not limited to, AT&T, Verizon, Vodafone, and STC to provide SCS service, we cannot be sure that further commercial agreements with MNOs can be reached or that the terms of such agreements will allow us to provide service for a sufficient period of time or on terms and conditions that will allow us to meet our business plan.

Our ability to provide service to our customers and generate revenues could be harmed by adverse governmental regulatory actions.

Our business is subject to extensive government regulation. Our ability to secure all requisite governmental approvals is not assured, and the process of obtaining governmental authorizations and permits can be very time-consuming and time-sensitive, and require compliance with a wide array of administrative and procedural rules. A failure by us to obtain required approvals could compromise our ability to generate revenue or conduct our business in one or more countries. Our requests for regulatory approvals may be subject to challenges by adverse parties and these challenges could delay or prevent favorable action. Furthermore, regulatory approvals can be issued subject to conditions that have an adverse effect on our ability to implement our business plan.

The government approvals required for us to operate the SpaceMobile Service need to be periodically renewed and renewal is not guaranteed. The approvals also are subject to revocation, and we may be subject to fines, forfeitures, penalties or other sanctions if any issuing authority were to find that we are not in compliance with the applicable rules, regulations or policies. The regulatory obligations we must meet are complex, vary greatly from country to country, and are subject to interpretation. We cannot give any assurance that the governments will agree with or accept our compliance efforts.

In addition, over the last several years, the U.S. government has shut down at times, including the extended government shutdown that began on October 1, 2025 and ended on November 13, 2025. If a prolonged government shutdown occurs in the future, including as a result of reaching the debt ceiling, it could significantly impact the ability of federal agencies to perform normal business functions on which the operation of our business may rely, including the ability of the FCC, the U.S. Department of Commerce and others to timely review and process our regulatory submissions, any of which could have a material adverse effect on our business.

The regulations we must adhere to are subject to change by the issuing governmental authorities and there is no guarantee that changes will not be made that are adverse to our business. Regulatory changes, such as those resulting from judicial decisions or the adoption of treaties, legislation or regulations in countries where we operate or intend to operate could also significantly affect our business.

Our multi-class structure may adversely affect the stock price of our Class A Common Stock.

Our multi-class structure will likely result in a lower or more volatile market price of Class A Common Stock or in adverse publicity or other adverse consequences. For example, certain index providers have in the past announced restrictions on including companies with multi-class share structures in certain of their indices. For example, from July 2017 to April 2023, S&P Dow Jones excluded newly public companies utilizing dual or multi-class capital structures from the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Indices have discretion to reassess and implement such policies with respect to multi-class differing voting right structures. Under any such policies, our multi-class structure could make us ineligible for inclusion in any of these indices. In addition, several stockholder advisory firms have announced their opposition to the use of multi-class structures. As a result, the multi-class structure of our capital stock may prevent the inclusion of our Class A Common Stock in these indices and may cause stockholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices could result in a less active trading market for our Class A Common Stock. Any actions or publications by stockholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the trading price of our Class A Common Stock. As a result, the market price of shares of our Class A Common Stock could be adversely affected.

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